Exhibit 23.4

Consent of Nominee for Director

of Ardmore Shipping Corporation

I hereby consent to the reference to me under the caption “Management” in the registration statement on Form F-1 and related prospectus as shall be held with the U.S. Securities and Exchange Commission, and any and all amendments thereto, of Ardmore Shipping Corporation.

/s/ Reginald Jones
Name:	Reginald Jones
Date:	June 28, 2013

Consent of Nominee for Director

of Ardmore Shipping Corporation

I hereby consent to the reference to me under the caption “Management” in the registration statement on Form F-1 and related prospectus as shall be held with the U.S. Securities and Exchange Commission, and any and all amendments thereto, of Ardmore Shipping Corporation.

/s/ Niall McComiskey
Name:	Niall McComiskey
Date:	June 28, 2013

Consent of Nominee for Executive Officer

of Ardmore Shipping Corporation

I hereby consent to the reference to me under the caption “Management” in the registration statement on Form F-1 and related prospectus as shall be held with the U.S. Securities and Exchange Commission, and any and all amendments thereto, of Ardmore Shipping Corporation.

/s/ Mark Cameron
Name:	Mark Cameron
Date:	June 28, 2013